Exhibit 99.1

Systemax Declares $6.50 Per Share Special Dividend

PORT WASHINGTON, NY, December 10, 2018 — Systemax Inc. (NYSE: SYX) announced today that its Board of Directors has declared a special one-time cash dividend of $6.50 per share to shareholders of the company's common stock. The dividend will be payable on January 3, 2019 to shareholders of record as of the close of business on December 24, 2018.

Richard Leeds, Executive Chairman, said, “The return of capital to shareholders through this special dividend reflects the continued strong performance and cash flow generation of our industrial products business and the sale of our France operations, which generated gross proceeds of $270 million earlier this year. With a strong balance sheet which included over $300 million in cash at the end of the third quarter, and an undrawn $75 million credit facility, we will retain significant financial flexibility to execute on our organic growth strategy and actively seek strategic M&A.”

About Systemax Inc.
Systemax Inc. (www.systemax.com), through its operating subsidiaries, is a provider of industrial products in North America going to market through a system of branded e-Commerce websites and relationship marketers. The primary brand is Global Industrial.

Forward-Looking Statements
This press release contains forward looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Additional written or oral forward looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise. Statements contained in this press release that are not historical facts are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are based on management's estimates, assumptions and projections and are not guarantees of future performance. The Company assumes no obligation to update these statements. Forward looking statements may include, but are not limited to, projections or estimates of revenue, income or loss, exit costs, cash flow needs and capital expenditures, statements regarding future operations, expansion or restructuring plans, including our exit from and winding down of our sold NATG operations, financing needs, compliance with financial covenants in loan agreements, plans for acquisitions or sale of assets or businesses, plans relating to products or services of the Company, assessments of materiality, predictions of future events and the effects of pending and possible litigation, as well as assumptions relating to the foregoing. In addition, when used in this release, the words "anticipates," "believes," "estimates," "expects," "intends," and "plans" and variations thereof and similar expressions are intended to identify forward looking statements.

Other factors that may affect our future results of operations and financial condition include, but are not limited to, unanticipated developments in any one or more of the following areas, as well as other factors which may be detailed from time to time in our Securities and Exchange Commission filings: risks involved with e-commerce, including possible loss of business and customer dissatisfaction if outages or other computer-related problems should preclude customer access to our products and services; the Company's management information systems and other technology platforms supporting our sales, procurement and other operations are critical to our operations and disruptions or delays have occurred and could occur in the future, and if not timely addressed would have a material adverse effect on us; we could suffer a data security breach due to our e-commerce and data storage systems being hacked by those seeking to steal Company information, vendor, employee or customer personal information, or due to employee error, resulting in disruption to our operations, loss of information and privacy, legal claims and adverse material impact on our reputation and business; meeting credit card industry compliance standards in order to maintain our ability to accept credit cards; technological change has had and can continue to have a material effect on our product mix and results of operations; general economic conditions will continue to impact our business; extreme weather conditions could disrupt our product supply chain and our ability to ship or receive products, which would adversely impact sales; our international operations are subject to risks such as fluctuations in currency rates and foreign regulatory requirements, and our operations are subject to the impact of newly enacted U.S. and foreign tariffs, and political uncertainty; and managing various inventory risks, such as being unable to profitably resell excess or obsolete inventory and/or the loss of product return rights and price protection from our vendors.

Investor/Media Contacts:
Mike Smargiassi
The Plunkett Group
212-739-6740
mike@theplunkettgroup.com

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